Exhibit 4.47

Second Supplemental Note Deed Poll

relating to the Note Deed Poll dated 29 April 2005 as amended and supplemented on 1 July 2008 (“Note Deed Poll”)

Countrywide Financial Corporation (formally known as Red Oak Merger Corporation) (“CFC”)

Countrywide Home Loans, Inc. (“Guarantor”)

Bank of America Corporation (“Corporation”)

FOR THE PURPOSES OF UNITED STATES FEDERAL INCOME TAX LAWS, THE REGISTERED NOTES AND THE BEARER NOTES ARE BOTH “BEARER OBLIGATIONS”. ANY UNITED STATES PERSON WHO HOLDS A NOTE WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES FEDERAL INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES OF AMERICA SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS AND NEITHER THE NOTES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF TO OR FOR THE ACCOUNT OR BENEFIT OF A US PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR ANY APPLICABLE STATE SECURITIES LAW. THE ISSUER HAS NOT BEEN AND WILL NOT BE REGISTERED AS AN INVESTMENT COMPANY UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

FOR UNITED STATES FEDERAL INCOME TAX AND SECURITIES LAWS PURPOSES, EACH TRANCHE OF REGISTERED NOTES AND, FOR THE PURPOSES OF THAT TRANCHE OF REGISTERED NOTES ONLY, THE NOTE DEED POLL, CONSTITUTE A TEMPORARY GLOBAL NOTE ISSUED IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT AND WILL BECOME A PERMANENT GLOBAL NOTE ON OR AFTER THE EXCHANGE DATE UPON AND TO THE EXTENT OF DELIVERY TO THE PAYING AGENT OF (A) A CERTIFICATE OR CERTIFICATES FROM AUSTRACLEAR LIMITED (AS OPERATOR OF THE AUSTRACLEAR SYSTEM) BASED UPON A WRITTEN CERTIFICATION OR CERTIFICATIONS FROM THE MEMBER ORGANISATIONS SHOWN IN THE RECORDS OF AUSTRACLEAR LIMITED AS HOLDING AN INTEREST IN THE NOTE AND DATED NOT EARLIER THAN THE EXCHANGE DATE IN SUBSTANTIALLY THE FORM SET OUT IN APPENDICES 1 AND 2 OF THE NOTE DEED POLL RESPECTIVELY; OR (B) WHERE THE TRANCHE OF REGISTERED NOTES IS NOT SETTLED THROUGH THE AUSTRACLEAR SYSTEM, A CERTIFICATE OR CERTIFICATES FROM THE RELEVANT NOTEHOLDERS IN SUBSTANTIALLY THE FORM SET OUT IN APPENDIX 2 OF THE NOTE DEED POLL.

Mallesons Stephen Jaques

Level 50

Bourke Place

600 Bourke Street

Melbourne Vic 3000

Australia

T +61 3 9643 4000

F +61 3 9643 5999

DX 101 Melbourne

Contents Second Supplemental Note Deed Poll

1 Assumption	2

Assumption of the Notes	2
Name	3
Benefit and entitlement	3
Rights independent	3
Noteholders bound	3
Direction to hold this Second Supplemental Note Deed Poll	3

2 Miscellaneous	3

Effect of this Second Supplemental Note Deed Poll	3
Note Deed Poll Remains in Full Force and Effect	4
Note Deed Poll and Supplemental Note Deed Polls Construed Together	4
Confirmation and Preservation of Note Deed Poll.	4
Severability	4
Terms Defined in the Note Deed Poll	4
Addresses for Notices to the Corporation.	4
Headings	5
Benefits of Second Supplemental Note Deed Poll	5
Counterparts	5
Governing law.	5

(i)

Second Supplemental Note Deed Poll

Date:	7 November 2008

By:	COUNTRYWIDE FINANCIAL CORPORATION, a company incorporated with limited liability in the State of Delaware (formally known as Red Oak Merger Corporation) (“CFC”)

And:	COUNTRYWIDE HOME LOANS, INC., a company incorporated with limited liability in the State of New York (“Guarantor”)

And:	BANK OF AMERICA CORPORATION, a company incorporated with limited liability in the State of Delaware (“Corporation”)

In favour of:	Each person who is from time to time a Noteholder (as defined in the Note Deed Poll).

Recitals:

A.	CFC is the Issuer under the Note Deed Poll dated 29 April 2005 (as amended and supplemented on 1 July 2008, the “Note Deed Poll”), which provides for the constitution of the notes issued by CFC under a A$3,500,000,000 Medium Term Note Programme (the “Programme”).

B.	There is outstanding under the terms of the Note Deed Poll one or more series of notes (“Notes”).

C.	The Guarantor has provided a guarantee of CFC’s obligations under the Notes pursuant to a Deed Poll Guarantee and Indemnity dated 29 April 2005 in relation to the Programme (as amended and supplemented, the “Guarantee”).

D.	The Corporation and CFC entered into a Stock Purchase Agreement dated 7 November 2008, pursuant to which CFC will sell to the Corporation substantially all of CFC’s assets (the “Stock Purchase”).

E.	The Stock Purchase is expected to be consummated on 7 November 2008.

F.	Condition 4.4 of the Note Deed Poll provides that in the case of a transfer of CFC’s property and assets substantially as an entirety, the person which acquires by transfer the properties and assets shall expressly assume by supplemental note deed poll all the obligations and covenants under the Notes and the Transaction Documents to be performed and observed by CFC.

G.	This Second Supplemental Note Deed Poll has been duly authorized by all necessary corporate action on the part of CFC and the Corporation.

H.	CFC and the Corporation are of the opinion that this Second Supplemental Note Deed Poll is not materially prejudicial to the interests of the Noteholders.

I.	CFC has delivered to the Programme Manager a certificate signed by two of its directors and an opinion of counsel acceptable to the Programme Manager in accordance with Condition 4.4, stating that the Stock Purchase and this Second Supplemental Note Deed Poll comply with the Conditions (as defined in the Note Deed Poll) and all conditions precedent provided for in the Conditions (as defined in the Note Deed Poll) relating to the Stock Purchase have been complied with (as defined in the Note Deed Poll).

J.	The Guarantor has delivered to the Programme Manager a certificate signed by two of its directors and an opinion of counsel acceptable to the Programme Manager, stating that the Guarantor’s obligations under the Guarantee remain in full force and effect after the transfer of CFC’s properties and assets substantially as an entirety to the Corporation and the assumption by the Corporation of the due and punctual payment of the principal of (and premium, if any) and any interest on the Notes and the due and punctual performance of all the obligations, and the observance of every covenant, of CFC under the Note Deed Poll as set out in this Second Supplemental Note Deed Poll.

K.	All things necessary to make this Second Supplemental Note Deed Poll a valid note deed poll and agreement according to its terms has been done.

Operative provisions:

1	Assumption

Assumption of the obligations and covenants under the Notes and the Transaction Documents

1.1	The Corporation hereby represents and warrants that:

(a)	it is a corporation organized and existing under the laws of the State of Delaware; and

(b)	the execution, delivery and performance of this Second Supplemental Note Deed Poll has been duly authorized by the board of directors of the Corporation.

1.2	The Corporation hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and any interest on all the Notes and the due and punctual performance of all the obligations, and the observance of every covenant of CFC under the Note Deed Poll and each other Transaction Document and, in accordance with Condition 4.5 of the Note Deed Poll, the Corporation succeeds to, and is substituted for, and may exercise every right and power of, CFC under the Transaction Documents with the same effect as if the Corporation had been named as the Issuer therein, and following such succession CFC is relieved of all obligations and covenants under the Transaction Documents.

Name

1.3	With effect from the Effective Time specified in clause 2.1 below, the name of the Issuer, under the Note Deed Poll, shall be “Bank of America Corporation”.

Guarantee

1.4	The Guarantor acknowledges and agrees that the Guarantor’s obligations under the Guarantee remain in full force and effect after the transfer of CFC’s properties and assets substantially as an entirety to the Corporation and the assumption by the Corporation of the due and punctual payment of the principal of (and premium, if any) and any interest on the Notes and the due and punctual performance of all the obligations, and the observance of every covenant, of CFC under the Note Deed Poll and each other Transaction Document as set out in this Second Supplemental Note Deed Poll with each reference to the “Issuer” in the Guarantee being read as a reference to the Corporation.

Benefit and entitlement

1.5	This Second Supplemental Note Deed Poll is executed as a deed poll. Accordingly, each Noteholder has the benefit of, and is entitled to enforce, this deed poll against the Corporation and the Guarantor even though it is not a party to, or is not in existence at the time of execution and delivery of, this Second Supplemental Note Deed Poll.

Rights independent

1.6	Each Noteholder may enforce its rights under this Second Supplemental Note Deed Poll independently from each other Noteholder.

Noteholders bound

1.7	Each Noteholder and any person claiming through or under a Noteholder is bound by this Second Supplemental Note Deed Poll.

Direction to hold this Second Supplemental Note Deed Poll

1.8	Each Noteholder is taken to have irrevocably nominated and authorised the Registrar to hold this Second Supplemental Note Deed Poll in New South Wales (or such other place as the Corporation and the Registrar agree) on its behalf. The Corporation and the Guarantor acknowledge the right of every Noteholder to the production of this Second Supplemental Note Deed Poll.

2	Miscellaneous

Effect of this Second Supplemental Note Deed Poll

2.1	Upon the execution and delivery of this Second Supplemental Note Deed Poll by CFC, the Guarantor and the Corporation (the

“Effective Time”) the Note Deed Poll shall be supplemented in accordance with this Second Supplemental Note Deed Poll, and this Second Supplemental Note Deed Poll shall form a part of the Note Deed Poll for all purposes, and every Noteholder shall be bound thereby.

Note Deed Poll Remains in Full Force and Effect

2.2	Except as supplemented hereby, all provisions in the Note Deed Poll shall remain in full force and effect.

Note Deed Poll and Supplemental Note Deed Polls Construed Together

2.3	This Second Supplemental Note Deed Poll is supplemental to the Note Deed Poll, and the Note Deed Poll and this Second Supplemental Note Deed Poll shall be read and construed together.

Confirmation and Preservation of Note Deed Poll.

2.4	The Note Deed Poll as supplemented by this Second Supplemental Note Deed Poll is in all other respects confirmed and preserved.

Severability

2.5	In case any provision in this Second Supplemental Note Deed Poll shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by this Second Supplemental Note Deed Poll.

Terms Defined in the Note Deed Poll

2.6	All capitalized terms not otherwise defined in this Second Supplemental Note Deed Poll shall have the meanings ascribed to them in the Note Deed Poll.

Addresses for Notices to the Corporation.

2.7	Any notice or demand which by any provisions of this Second Supplemental Note Deed Poll or the Note Deed Poll is required or permitted to be given or served on the Corporation may be given in accordance with the Conditions (as defined in the Note Deed Poll) or served by postage prepaid first class mail addressed (until another address is notified by the Corporation in accordance with the Conditions (as defined in the Note Deed Poll)) as follows:

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

NC1-007-07-13 Corporate Treasury Division

Charlotte, North Carolina 28255

Telephone: (980) 387-3776

Facsimile: (980) 387-8794

Attention: B. Kenneth Burton, Jr.

together with a copy to:

Bank of America Corporation

Legal Department

NC1-002-29-01

101 South Tryon Street

Charlotte, North Carolina 28255

Telephone: (704) 386-4238

Facsimile: (704) 386-1670

Attention: Teresa M. Brenner, Esq.

Headings

2.8	The headings of this Second Supplemental Note Deed Poll have been inserted for convenience of reference only, are not to be considered part of this Second Supplemental Note Deed Poll and shall in no way modify or restrict any of the terms or provisions hereof.

Benefits of Second Supplemental Note Deed Poll

2.9	Nothing in this Second Supplemental Note Deed Poll or the Notes, express or implied, shall give to any person, other than the parties to this Second Supplemental Note Deed Poll and their successors and the Noteholders, any benefit of any legal or equitable right, remedy or claim under the Note Deed Poll, this Second Supplemental Note Deed Poll or the Notes.

Counterparts

2.10	The parties may sign any number of copies of this Second Supplemental Note Deed Poll. Each signed copy shall be an original, but all of them together represent the same instrument.

Governing law.

2.11	This Second Supplemental Note Deed Poll is governed by the law in force in New South Wales.

2.12	Clauses 4.2, 4.3 and 4.4 of the Note Deed Poll apply to this Second Supplemental Note Deed Poll in the same manner as they apply to the Note Deed Poll.

EXECUTED as a deed poll by each of CFC, the Guarantor and the Corporation

Execution page

CFC

EXECUTED AS A DEED POLL by COUNTRYWIDE FINANCIAL CORPORATION acting under the authority of that company in the presence of:	) ) ) ) ) ) ) )
)
Signature of witness	) )	By executing this deed the authorised signatory states that it has received no notice of revocation of its signing authority
)
Name of witness (block letters))

Corporation

EXECUTED AS A DEED POLL by BANK OF AMERICA CORPORATION acting under the authority of that company in the presence of:	) ) ) ) ) ) ) )
)
Signature of witness	) )	By executing this deed the authorised signatory states that it has received no notice of revocation of its signing authority
)
Name of witness (block letters))

Guarantor

EXECUTED AS A DEED POLL by COUNTRYWIDE HOME LOANS, INC. acting under the authority of that company in the presence of:	) ) ) ) ) ) ) )
)
Signature of witness	) )	By executing this deed the authorised signatory states that it has received no notice of revocation of its signing authority
)
Name of witness (block letters))